Exhibit 99.1

Kymera Therapeutics to Hold Investor Webcast on December 14 to Share Clinical Data from KT-474 Phase I Patient Cohort and Oncology Pipeline

Dosing in KT-474 Phase 1 HS and AD patient cohort (Part C) complete

KT-413 and KT-333 continuing in Phase 1 dose escalation

KT-253 has completed IND enabling studies

Watertown, Mass. (October 13, 2022) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, will hold an investor webcast on December 14 to present clinical data from the KT-474 Phase 1 HS and AD patient cohort (Part C) and its oncology pipeline.

KT-474 Clinical Update

Kymera recently completed dosing in Part C of the Phase 1 clinical trial evaluating its IRAK4 degrader KT-474. This study is exploring the pharmacokinetics/pharmacodynamics (PK/PD), clinical biomarkers and safety of this first-in-class degrader medicine in patients with either moderate-to-severe hidradenitis suppurativa (HS) or atopic dermatitis (AD).

In 2021, Kymera completed dose escalation in the Single Ascending Dose (SAD) and Multiple Ascending Dose (MAD) portions of the KT-474 Phase 1 trial, the first randomized, placebo-controlled trial for a heterobifunctional degrader. The data demonstrated near complete IRAK4 degradation in peripheral blood mononuclear cells (PBMC) and skin, robust inhibition of multiple ex vivo-stimulated disease-relevant cytokines, and a favorable safety profile.

Part C of the Phase 1 trial is an open-label study of KT-474 administered daily on an outpatient basis for 28 days, with patients followed through day 42. Patients received a daily dose of 75 mg of KT-474 with food. This dose was established to provide a plasma exposure that is approximately equivalent to that achieved with the 100 mg per day in the fasted state in healthy volunteers in the MAD portion of the trial.

Kymera is collaborating with Sanofi on the development of degrader candidates targeting IRAK4, including KT-474 (SAR444656), outside of the oncology and immune-oncology fields.

More information on the Phase 1 study can be found at www.clinicaltrials.gov, identifier NCT04772885.

Oncology Clinical Update

Kymera is currently in the dose escalation stage for the ongoing Phase 1 trials of its STAT3 (KT-333) and IRAKIMiD (KT-413) degraders and expects to file an IND for its MDM2 Degrader (KT-253) before year end.

STAT3 is a transcriptional regulator that has been linked to numerous cancers and other inflammatory and autoimmune diseases. KT-333 is a potent and selective heterobifunctional small molecule protein degrader of the STAT3 protein in development for oncology indications. The Phase 1 trial is evaluating the safety, tolerability, PK/PD and clinical activity of KT-333 in adult patients with relapsed and/or refractory lymphomas and solid tumors.

KT-413 is a potent and selective heterobifunctional small molecule protein degrader being developed for MYD88-mutant B cell lymphomas that has the potential to be the first precision medicine for these cancers. KT-413 degrades interleukin-1 receptor associated kinase 4 (IRAK4) and the immunomodulatory imide drug (IMiD) substrates Ikaros and Aiolos. It is being developed initially for the treatment of relapsed/refractory MYD88-mutant DLBCL, with the potential to expand into other MYD88-mutant indications. The Phase 1 trial will evaluate the safety, tolerability, and PK/PD of KT-413 in patients with relapsed and/or refractory B-cell non-Hodgkin’s lymphomas.

KT-253 is a potent and selective heterobifunctional small molecule protein degrader of MDM2 being developed for a wide variety of p53 wild type liquid and solid tumors. The murine double minute 2 (MDM2) oncoprotein is the E3 ligase that degrades the tumor suppressor p53. Degradation of MDM2 blocks the feedback loop which up-regulates MDM2 production, driving tumor cells to rapid apoptosis. As wild-type p53 is present in more than 50 percent of tumors, KT-253 has broad franchise potential in liquid and solid tumors. Kymera is focused on indications with specific sensitivity to this mechanism of action, such as AML, lymphomas and solid tumors through a focused biomarker strategy.

More information on the Phase 1 studies can be found at www.clinicaltrials.gov. The identifier for the KT-333 study is NCT05225584, and the identifier for the KT-413 trial is NCT05233033.

December 14 Webcast

Kymera will hold a webcast for investors on December 14 from 8:00 a.m. to 9:30 a.m. to share clinical data from the KT-474 Phase I patient cohort and oncology pipeline. Additional details, including registration and dial-in information, will be available in advance of the event.

About Kymera Therapeutics

Kymera Therapeutics (Nasdaq: KYMR) is a biopharmaceutical company pioneering the field of targeted protein degradation, a transformative approach to address disease targets and pathways inaccessible with conventional therapeutics. Kymera’s Pegasus platform is a powerful drug discovery engine, advancing novel small molecule therapies that harness the body’s innate protein recycling machinery to degrade dysregulated, disease-causing proteins. With a focus on undrugged nodes in validated pathways, Kymera is advancing a pipeline of novel therapeutics designed to address the most intractable pathways and provide new treatments for patients. Kymera’s initial programs target IRAK4, IRAKIMiD, and STAT3 within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat patients with a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. For more information, visit www.kymeratx.com.

Founded in 2016, Kymera is headquartered in Watertown, Mass. Kymera has been named a “Fierce 15” biotechnology company by Fierce Biotech and has been recognized by the Boston Business Journal as one of Boston’s “Best Places to Work.” For more information about our people, science, and pipeline, please visit www.kymeratx.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and objectives for the KT-474, KT-333 and KT-413 degrader programs; and plans and timelines for the clinical development of Kymera Therapeutics’ product candidates, including the therapeutic potential and clinical benefits thereof. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current preclinical studies and future clinical trials, strategy and future operations; the delay of any current preclinical studies or future clinical trials or the development of Kymera Therapeutics’ drug candidates; the risk that the results of current preclinical studies may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2021 and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Bruce Jacobs

Chief Financial Officer

investors@kymeratx.com

857-285-5300

Chris Brinzey

Managing Director, Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media Contact:

Todd Cooper

Senior Vice President, Corporate Affairs

media@kymeratx.com

857-285-5300